UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2008
VAXGEN, INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of organization)	0-26483 (Commission File Number)	94-3236309 (I.R.S. Employer incorporation or Identification Number)
349 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA 94080
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (650) 624-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.
On March 25, 2008 the Board of Directors of VaxGen approved an amendment, effective March 28, 2008 (the “Amendment”), to the executive employment agreement with each of the following executives (each, an “Employment Agreement”): James P. Panek, Chief Executive Officer, Matthew J. Pfeffer, Senior Vice President, Finance and Administration and Chief Financial Officer, and Piers Whitehead, Vice President, Corporate and Business Development.
The Employment Agreements, as amended, narrow the definition of “good reason” for purposes of determining eligibility for severance benefits upon an executive’s resignation. Among other changes, under this narrower definition a material reduction in annual bonus potential or employee benefits would not constitute “good reason.”
In addition, in the event an executive shall be eligible to receive severance benefits, such payment shall be in a lump sum in an amount equal to ninety-nine percent (99%) times twelve (12) months of the executive’s base salary in effect as of the date of the executive’s separation from service. Under the previous executive employment agreements, any severance payment was payable in VaxGen’s ordinary payroll cycle.
The above description, which summarizes the material terms of the Amendments, is not complete. Please read the full text of the form of Amendment, which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit
Number	Description
10.1	Form of Amendment to Executive Employment Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc. (Registrant)
Dated: April 1, 2008	By:	/s/ Matthew J. Pfeffer
Matthew J. Pfeffer
Senior Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of Amendment to Executive Employment Agreement